N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Second Quarter 2020 Results
•Generated Cash from Operating Activities of $145 million in the quarter
•Invested $84 million in the second quarter
•$26 million in free cash flow after dividend
•Oil production averaged 78,000 barrels per day

DENVER, August 5, 2020 - Cimarex Energy Co. (NYSE: XEC) today reported a second quarter 2020 net loss of $925.1 million, or $9.28 per share, compared to net income of $109.3 million, or $1.07 per share, in the same period a year ago. Second quarter results were negatively impacted by non-cash charges related to the impairment of oil and gas properties. Second quarter adjusted net income (non-GAAP) was $(52.4) million, or $(0.51) per share, compared to second quarter 2019 adjusted net income (non-GAAP) of $83.0 million, or $0.82 per share1. Net cash provided by operating activities was $144.7 million in the second quarter of 2020 compared to $414.0 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $144.5 million in the second quarter of 2020 compared to $336.4 million in the second quarter a year ago1.

Oil production averaged 78.0 thousand barrels (MBbls) per day. Total company production volumes for the quarter averaged 254.7 thousand barrels of oil equivalent (MBOE) per day. Second quarter production volumes were impacted by the operational slow down announced in March and a 20 percent temporary curtailment of May production related to the extreme fluctuation in oil prices caused by the COVID-19 pandemic and the actions of OPEC and other countries during the quarter.

Realized oil prices averaged $19.57 per barrel, down 64 percent from the $54.24 per barrel received in the second quarter of 2019. Realized natural gas prices averaged $0.91 per thousand cubic feet (Mcf), up 82 percent from the second quarter 2019 average of $0.50 per Mcf. NGL prices averaged $7.52 per barrel, down 43 percent from the $13.08 barrel received in the second quarter of 2019.

Cimarex's realized oil price was impacted by a negative differential to WTI of $8.28 per barrel in the quarter from $1.99 per barrel in the previous quarter, with a negative oil price differential in the Permian of $8.12 per barrel in the second quarter, $2.00 per barrel sequentially. Our realized local natural gas price differentials improved in both regions. The company realized a negative differential to Henry Hub on its Permian natural gas production of $1.09 per Mcf in the second quarter of 2020 compared to $3.10 per Mcf in the second quarter of 2019 and $1.85 in the first quarter of 2020. In the Mid-Continent region, the company's average negative differential to Henry Hub was $0.31 per Mcf versus $0.86 per Mcf in the second quarter of 2019 and $0.57 in the first quarter of 2020.

Cimarex invested a total of $84 million during the second quarter, of which $49 million was attributable to drilling and completion activities. Second quarter investments were funded with cash flow from operating activities. Total debt at June 30, 2020 consisted of $2.0 billion of long-term notes, with no debt maturities until 2024. Cimarex had no borrowings under its revolving credit facility and a cash balance of $44 million at quarter end.

Outlook
Cimarex Chairman and CEO, Tom Jorden, said, “The second quarter required drastic and prudent action. Our response to the challenging price environment included a significant decrease in activity and curtailing May production volumes. With improved oil prices we have elected to resume activity. We are bringing three additional drilling rigs back to work in the third quarter and will begin completing wells again in September with two completion crews on the schedule. As a result, we expect capital investment for the year to total approximately $600 million, in line with expectations of an operational restart from our previous guidance range." The table below shows a breakdown of the projected capital by category:

Capital Investment ($MM)	Updated 2020E Guidance
Drilling and Completion (D&C)	~ $430
Midstream/Saltwater Disposal (SWD)	~ 40
Other*	~ 130
Total Capital Investment	~ $600
*Capitalized overhead, production, NPL, and technology
Cimarex is also giving production and expense guidance for the remainder of 2020. Third quarter 2020 production volumes are expected to average 230 - 250 MBOE per day, with oil volumes estimated to average 69.0 - 74.0 MBbls per day. Total 2020 daily production volumes are expected to average 240 - 250 MBOE per day, with annual oil volumes estimated to average 75.0 - 78.0 MBbls per day.
Expenses per BOE of production for 2020 are estimated to be:

Production expense	$2.90 - $3.30
Transportation, processing and other expense	2.10 - 2.40
DD&A and ARO accretion	7.40 - 7.90
General and administrative expense	0.95 - 1.15
Taxes other than income (% of oil and gas revenue)	6.0% - 8.0%

Mr. Jorden continued, "This activity puts us in a strong position as we enter 2021. We see Cimarex in a position to generate more than enough free cash flow to fund our dividend in 2021 at $35 WTI, a testament to increasing efficiencies. Any excess free cash flow would be used to fund dividend increases and grow cash on the balance sheet to retire debt."
"The health and safety of our employees remains top of mind. Cimarex has taken a number of steps to protect employees in the wake of the COVID-19 pandemic including the implementation of a staggered office schedule and the adoption of COVID-19 protocols for field staff and employees working in the office."

Operations Update
Cimarex invested $84 million during the second quarter, with 88 percent invested in the Permian Basin and 12 percent in the Mid-Continent. Cimarex brought 37 gross (12.5 net) wells on production during the quarter. At June 30, 73 gross (31.1 net) wells were waiting on completion.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Gross wells
Permian Basin	17	44	52	56
Mid-Continent	20	66	39	92
	37	110	91	148
Net wells
Permian Basin	11.1	31.9	30.9	36.9
Mid-Continent	1.4	7.8	1.7	10.7
	12.5	39.7	32.6	47.6

Permian Region
Production from the Permian region averaged 185.7 MBOE per day in the second quarter, a two percent decrease from second quarter 2019. Oil volumes averaged 68.8 MBbls per day, a three percent decrease from second quarter 2019 and down 14 percent sequentially.

Cimarex brought 17 gross (11.1 net) wells on production in the Permian region during the second quarter. There were 47 gross (31.1 net) wells waiting on completion at June 30. Cimarex is currently operating three drilling rigs but no completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 68.7 MBOE per day for the second quarter, down 20 percent from second quarter 2019 and down 6 percent sequentially.

During the second quarter, 20 gross (1.4 net) wells were brought on production in the Mid-Continent region. At the end of the quarter, 26 gross (<1 net) wells were waiting on completion. Cimarex is not currently operating drilling rigs or completion crews in the Mid-Continent.

Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Permian Basin
Gas (MMcf)	417.8	379.3	433.4	360.1
Oil (Bbls)	68,791	70,669	74,198	67,835
NGL (Bbls)	47,291	54,813	48,111	50,567
Total Equivalent (MBOE)	185.7	188.7	194.5	178.4

Mid-Continent
Gas (MMcf)	237.3	285.5	240.7	291.3
Oil (Bbls)	9,063	12,623	9,502	13,419
NGL (Bbls)	20,068	25,496	21,089	26,060
Total Equivalent (MBOE)	68.7	85.7	70.7	88.0

Total Company
Gas (MMcf)	656.0	665.8	675.2	652.5
Oil (Bbls)	77,956	83,430	83,873	81,433
NGL (Bbls)	67,402	80,362	69,251	76,680
Total Equivalent (MBOE)	254.7	274.8	265.6	266.9

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Permian Basin
Gas ($ per Mcf)	0.62	(0.46)	0.35	0.34
Oil ($ per Bbl)	19.73	54.02	32.84	51.15
NGL ($ per Bbl)	6.78	11.97	7.83	13.72

Mid-Continent
Gas ($ per Mcf)	1.40	1.78	1.39	2.24
Oil ($ per Bbl)	18.32	55.43	31.83	54.01
NGL ($ per Bbl)	9.26	15.47	10.71	16.51

Total Company
Gas ($ per Mcf)	0.91	0.50	0.72	1.19
Oil ($ per Bbl)	19.57	54.24	32.74	51.64
NGL ($ per Bbl)	7.52	13.08	8.71	14.67

Other
Cimarex received cash settlements of $5.9 million related to its gas hedges during the quarter. Settlement of oil hedges resulted in cash receipts of $58.1 million.

The following table summarizes the company’s current open hedge positions:

		3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22

Gas Collars:	PEPL (2)
	Volume (MMBtu/d)	100,000	100,000	100,000	90,000	70,000	70,000	40,000
	Wtd Avg Floor	$1.78	$1.78	$1.83	$1.83	$1.88	$1.88	$2.00
	Wtd Avg Ceiling	$2.21	$2.21	$2.23	$2.22	$2.29	$2.29	$2.40

	El Paso Perm (2)
	Volume (MMBtu/d)	70,000	70,000	70,000	70,000	50,000	50,000	20,000
	Wtd Avg Floor	$1.36	$1.36	$1.50	$1.50	$1.64	$1.64	$1.85
	Wtd Avg Ceiling	$1.64	$1.64	$1.79	$1.79	$1.95	$1.95	$2.18

	Waha (2)
	Volume (MMBtu/d)	70,000	70,000	90,000	90,000	70,000	70,000	40,000
	Wtd Avg Floor	$1.43	$1.43	$1.52	$1.52	$1.65	$1.65	$1.77
	Wtd Avg Ceiling	$1.73	$1.73	$1.83	$1.83	$1.98	$1.98	$2.15

Oil Collars:	WTI (3)
	Volume (Bbl/d)	41,000	41,000	40,000	30,000	21,000	21,000	7,000
	Wtd Avg Floor	$40.91	$40.91	$38.06	$34.23	$31.48	$31.48	$35.00
	Wtd Avg Ceiling	$49.84	$49.84	$46.45	$42.25	$39.67	$39.67	$45.28

Oil Basis Swaps:	WTI Midland (4)
	Volume (Bbl/d)	32,000	32,000	31,000	25,000	20,000	20,000	7,000
	Wtd Avg Differential	$0.18	$0.18	$0.03	$(0.10)	$(0.38)	$(0.38)	$0.11

Oil Roll Differential Swaps:	WTI (3)
	Volume (Bbl/d)	—	—	7,000	7,000	7,000	7,000	7,000
	Wtd Avg Price	$—	$—	$(0.24)	$(0.24)	$(0.24)	$(0.24)	$(0.24)

Conference call and webcast
Cimarex will host a conference call tomorrow, August 6, 2020 at 11:00 a.m. EST (9:00 a.m. MST). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216). A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s second quarter 2020 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the disclosures under the heading “Outlook” contain projections for certain 2020 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility, including those resulting from demand destruction from the COVID-19 pandemic; disruptions to the availability of workers and contractors due to illness and stay at home orders related to the COVID-19 pandemic; disruptions to gathering, pipeline, refining, transportation and other midstream and downstream activities due to the COVID-19 pandemic; disruptions to supply chains and availability of critical equipment and supplies, including as a result of the COVID-19 pandemic; the effectiveness of controls over financial reporting; declines in the values of our oil and gas properties resulting in impairments; impairments of goodwill; higher than expected costs and expenses, including the availability and cost of services and materials, which may be impacted by the COVID-19 pandemic; our ability to successfully integrate the March 2019 acquisition of Resolute Energy Corporation; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with concentration of operations in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner, which may be negatively impacted by COVID-19 restrictions on regulatory personnel who process and approve those matters; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands which may be negatively impacted by a change in administration; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water, which may be negatively impacted by a change in administration; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957
www.cimarex.com

1Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.
2PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.
3WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
4Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET (LOSS) INCOME

The following reconciles net (loss) income as reported under generally accepted accounting principles (GAAP) to adjusted net (loss) income (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)

Net income (loss)	$(925,147)	$109,309	$(1,699,429)	$135,625
Impairment of oil and gas properties (1)	941,198	—	1,274,849	—
Impairment of goodwill	—	—	714,447	—
Mark-to-market loss (gain) on open derivative positions	187,826	(34,531)	4,000	71,870
Loss on early extinguishment of debt	—	—	—	4,250
Acquisition related costs	—	74	—	8,391
Asset retirement obligation	—	—	2,800	—
Tax impact (2)	(256,289)	8,166	(289,653)	(20,029)
Adjusted net (loss) income	$(52,412)	$83,018	$7,014	$200,107
Diluted earnings (loss) per share	$(9.28)	$1.07	$(17.05)	$1.34
Adjusted diluted earnings (loss) per share*	$(0.51)	$0.82	$0.07	$2.01

Weighted-average number of shares outstanding:
Adjusted diluted**	102,114	101,448	102,122	99,592
______________________________________
(1)An additional ceiling test impairment is anticipated in the third quarter.
(2)Because the goodwill impairment is not deductible for tax purposes, the tax impact in the 2020 period is calculated using an effective tax rate determined by excluding goodwill from the effective tax rate calculation.

Adjusted net (loss) income and adjusted diluted earnings (loss) per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)Management uses adjusted net (loss) income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.
b)Adjusted net (loss) income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS, FREE CASH FLOW AND
FREE CASH FLOW AFTER DIVIDEND

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP), free cash flow (non-GAAP) and free cash flow after dividend (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by operating activities	$144,706	$413,992	$453,497	$664,083
Change in operating assets and liabilities	(178)	(77,630)	(2,548)	23,341

Adjusted cash flow from operations	144,528	336,362	450,949	687,424

Oil and gas expenditures	(152,510)	(379,015)	(418,580)	(711,757)
Other capital expenditures	(11,627)	(22,313)	(38,052)	(40,141)
Change in capital accruals	68,813	61,085	86,286	14,654
Free cash flow	49,204	(3,881)	80,603	(49,820)

Dividends paid	(23,616)	(21,468)	(45,209)	(38,647)
Free cash flow after dividend	$25,588	$(25,349)	$35,394	$(88,467)

Management uses the non-GAAP financial measures of adjusted cash flow from operations, free cash flow and free cash flow after dividend as means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes these non-GAAP financial measures provide useful information to investors for the same reason, and that they are also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Acquisitions:
Proved	$—	$1,200	$7,250	$693,800
Unproved	—	1,000	—	1,051,782
	—	2,200	7,250	1,745,582

Exploration and development:
Land and seismic	12,116	14,552	$26,040	$24,079
Exploration and development	71,666	310,428	306,394	668,919
	83,782	324,980	332,434	692,998

Property sales:
Proved	—	(22,058)	$—	$(18,028)
Unproved	—	(6,253)	(830)	(9,754)
	—	(28,311)	(830)	(27,782)

	$83,782	$298,869	$338,854	$2,410,798

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share information)
Revenues:
Oil sales	$138,817	$411,766	$499,797	$761,072
Gas and NGL sales	100,261	126,044	198,742	343,959
Gas gathering and other	10,305	8,653	23,674	18,389
	249,383	546,463	722,213	1,123,420
Costs and expenses:
Impairment of oil and gas properties	941,198	—	1,274,849	—
Depreciation, depletion, amortization, and accretion	196,615	215,484	416,425	407,950
Impairment of goodwill	—	—	714,447	—
Production	64,337	88,995	151,573	167,399
Transportation, processing, and other operating	53,282	54,107	108,204	113,682
Gas gathering and other	3,526	6,560	11,824	11,742
Taxes other than income	16,486	41,033	47,447	74,727
General and administrative	26,226	24,911	51,735	53,995
Stock compensation	6,747	6,494	13,141	13,207
Loss (gain) on derivative instruments, net	123,885	(40,768)	(103,055)	74,684
Other operating expense, net	130	590	381	8,916
	1,432,432	397,406	2,686,971	926,302

Operating (loss) income	(1,183,049)	149,057	(1,964,758)	197,118

Other (income) and expense:
Interest expense	23,047	24,674	46,228	45,079
Capitalized interest	(12,939)	(16,805)	(26,121)	(25,547)
Loss on early extinguishment of debt	—	—	—	4,250
Other, net	3,496	(2,167)	2,625	(4,408)

(Loss) income before income tax	(1,196,653)	143,355	(1,987,490)	177,744
Income tax (benefit) expense	(271,506)	34,046	(288,061)	42,119
Net (loss) income	$(925,147)	$109,309	$(1,699,429)	$135,625

Earnings (loss) per share to common stockholders:
Basic	$(9.28)	$1.07	$(17.05)	$1.34
Diluted	$(9.28)	$1.07	$(17.05)	$1.34

Dividends declared per common share	$0.22	$0.20	$0.44	$0.40

Weighted-average number of shares outstanding:
Basic	99,880	99,658	99,861	97,800
Diluted	99,880	99,665	99,861	97,809

Comprehensive (loss) income:
Net (loss) income	$(925,147)	$109,309	$(1,699,429)	$135,625
Other comprehensive income:
Change in fair value of investments, net of tax of $0, $89, $0 and $428, respectively	—	304	—	1,453
Total comprehensive (loss) income	$(925,147)	$109,613	$(1,699,429)	$137,078

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(925,147)	$109,309	$(1,699,429)	$135,625
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Impairment of oil and gas properties	941,198	—	1,274,849	—
Depreciation, depletion, amortization, and accretion	196,615	215,484	416,425	407,950
Impairment of goodwill	—	—	714,447	—
Deferred income taxes	(271,543)	34,046	(287,900)	42,119
Stock compensation	6,747	6,494	13,141	13,207
Loss (gain) on derivative instruments, net	123,885	(40,768)	(103,055)	74,684
Settlements on derivative instruments	63,941	6,237	107,055	(2,814)
Loss on early extinguishment of debt	—	—	—	4,250
Amortization of debt issuance costs and discounts	818	783	1,602	1,502
Changes in non-current assets and liabilities	4,609	601	7,019	2,749
Other, net	3,405	4,176	6,795	8,152
Changes in operating assets and liabilities:
Accounts receivable	85,010	83,716	204,615	117,692
Other current assets	1,519	(1,111)	1,495	(761)
Accounts payable and other current liabilities	(86,351)	(4,975)	(203,562)	(140,272)
Net cash provided by operating activities	144,706	413,992	453,497	664,083
Cash flows from investing activities:
Acquisition of Resolute Energy, net of cash acquired	—	—	—	(284,441)
Oil and gas capital expenditures	(152,510)	(379,015)	(418,580)	(711,757)
Other capital expenditures	(11,627)	(22,313)	(38,052)	(40,141)
Sales of oil and gas assets	—	8,233	830	13,233
Sales of other assets	1,007	234	1,188	434
Net cash used by investing activities	(163,130)	(392,861)	(454,614)	(1,022,672)
Cash flows from financing activities:
Borrowings of long-term debt	60,000	528,000	161,000	1,710,310
Repayments of long-term debt	(60,000)	(528,000)	(161,000)	(2,081,000)
Financing, underwriting, and debt redemption fees	(1,457)	(853)	(1,557)	(11,791)
Finance lease payments	(1,343)	(920)	(2,808)	(1,555)
Dividends paid	(23,616)	(21,468)	(45,209)	(38,647)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(24)	—	(189)	(654)
Proceeds from exercise of stock options	—	594	—	674
Net cash used by financing activities	(26,440)	(22,647)	(49,763)	(422,663)
Net change in cash and cash equivalents	(44,864)	(1,516)	(50,880)	(781,252)
Cash and cash equivalents at beginning of period	88,706	20,930	94,722	800,666
Cash and cash equivalents at end of period	$43,842	$19,414	$43,842	$19,414

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2020	December 31, 2019
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$43,842	$94,722
Accounts receivable, net of allowance	244,826	448,584
Oil and gas well equipment and supplies	51,184	47,893
Derivative instruments	71,590	17,944
Other current assets	12,660	12,343
Total current assets	424,102	621,486
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	21,014,098	20,678,334
Unproved properties and properties under development, not being amortized	1,258,002	1,255,908
	22,272,100	21,934,242
Less – accumulated depreciation, depletion, amortization, and impairment	(18,373,655)	(16,723,544)
Net oil and gas properties	3,898,445	5,210,698
Fixed assets, net of accumulated depreciation of $423,873 and $389,458, respectively	478,553	519,291
Goodwill	—	716,865
Derivative instruments	—	580
Other assets	68,688	71,109
	$4,869,788	$7,140,029
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,032	$49,020
Accrued liabilities	268,462	418,978
Derivative instruments	51,556	16,681
Revenue payable	102,824	207,939
Operating leases	56,901	66,003
Total current liabilities	504,775	758,621
Long-term debt principal	2,000,000	2,000,000
Less—unamortized debt issuance costs and discounts	(13,729)	(14,754)
Long-term debt, net	1,986,271	1,985,246
Deferred income taxes	50,524	338,424
Derivative instruments	23,210	1,018
Operating leases	155,023	184,172
Other liabilities	217,518	214,787
Total liabilities	2,937,321	3,482,268
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued	81,620	81,620

Stockholders' equity:
Common stock, 0.01 par value, 200,000,000 shares authorized, 102,151,096 and 102,144,577 shares issued, respectively	1,022	1,021
Additional paid-in capital	3,241,244	3,243,325
(Accumulated deficit) retained earnings	(1,391,419)	331,795
Total stockholders' equity	1,850,847	3,576,141
	$4,869,788	$7,140,029